                                                                    EXHIBIT 23.4

             [LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC.]

               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

        We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Mission Resources Corporation (the "Company") and to the references to this firm for the Company's estimated domestic proved reserves contained on Form 10-K for the year ended December 31, 2001.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By: /s/ Danny D. Simmons
                                              --------------------------
                                              Danny D. Simmons
                                              Executive Vice President


Houston, Texas
March 27, 2002